UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 4, 2014

CONCUR TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25137	91-1608052
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 108th Avenue NE, Suite 1000

Bellevue, Washington 98004

(Address of principal executive offices)

Registrant’s telephone number, including area code: (425) 702-8808

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 4, 2014, Concur Technologies, Inc., a Delaware corporation (“Concur”), completed its previously announced merger with SAP America, Inc., a Delaware corporation (“Parent”), and Congress Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”). Pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of September 18, 2014 (“Merger Agreement”), by and among Concur, Parent and Merger Sub, Merger Sub was merged with and into Concur (“Merger”), with Concur continuing as the surviving corporation in the Merger. At the effective time of the Merger (“Effective Time”), Concur became a wholly-owned subsidiary of Parent.

At the Effective Time, each share of Concur common stock, par value $0.001 per share (“Common Stock”), issued and outstanding immediately prior to the Effective Time was cancelled and converted into the right to receive $129.00 in cash, without interest and less any applicable withholding taxes (“Merger Consideration”), other than shares held by Concur or any of its subsidiaries as treasury stock, which shares were cancelled without payment.

At the Effective Time, all Concur stock options, whether vested or unvested, outstanding immediately prior to the Effective Time (“Options”) were cancelled and converted into the right to receive an amount in cash equal to the product of (i) the aggregate number of shares of Common Stock subject to such options and (ii) the excess, if any, of the Merger Consideration over the per share exercise price of such options.

At the Effective Time, all shares of Common Stock that were unvested or subject to a repurchase option, risk of forfeiture or other condition on title or ownership under any applicable agreement with Concur (“Restricted Stock”) outstanding immediately prior to the Effective Time, and all unvested Concur restricted stock units (“RSUs”) outstanding at the Effective Time (in each case other than those held by non-employee directors), were cancelled and converted into an unvested right to receive an amount in cash equal to the Merger Consideration for each share of the Common Stock subject to each such award, with such cash right remaining subject to the time-based vesting terms that applied to such awards immediately prior to the Effective Time under the applicable award agreement. Furthermore, at the Effective Time, all vested RSUs outstanding at the Effective Time were cancelled and converted into the right to receive the Merger Consideration for each share of Common Stock subject to each such award. Furthermore, all Restricted Stock and RSUs held by non-employee directors, whether vested or unvested, were cancelled and converted into the right to receive the Merger Consideration for each share of Common Stock subject to each such award.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to Concur’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on September 19, 2014, and which is incorporated herein by reference.

The information set forth in Item 5.01 below is incorporated herein by reference.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

2.5% Senior Convertible Senior Notes due 2015

The consummation of the Merger constitutes a Fundamental Change and a Make-Whole Fundamental Change (each as defined in the Indenture dated April 6, 2010 (“2015 Indenture”) between Concur and Wells Fargo, National Association (“Wells Fargo”), as trustee and paying agent), governing Concur’s 2.5% Convertible Senior Notes due 2015 (“2015 Notes”). The effective date of each of the Fundamental Change and the Make-Whole Fundamental Change is December 4, 2014, the date of the consummation of the Merger. As a result of the Fundamental Change, each Holder (as defined in the 2015 Indenture) of the 2015 Notes shall have the right to require the Company to repurchase its 2015 Notes or submit them for conversion and settlement as described below. As of December 4, 2014, there was $247.5 million in aggregate principal amount of the 2015 Notes outstanding.

Pursuant to the 2015 Indenture, each Holder has the right, at the Holder’s option, to require the Company to purchase for cash all of such Holder’s 2015 Notes, or any portion thereof that is a multiple of $1,000 principal amount, on the Fundamental Change Purchase Date (as defined in the 2015 Indenture), which shall be not less than 20 calendar days and not more than 35 calendar days following the date of the Fundamental Change Company Notice and which shall be specified by Concur, in accordance with and subject to the satisfaction by the Holder of the requirements set forth in the 2015 Indenture, at a repurchase price equal to 100% of the principal amount of such 2015 Notes, plus any accrued and unpaid interest thereon, to, but excluding, the Fundamental Change Purchase Date.

Notwithstanding a Holder’s right to require Concur to repurchase its 2015 Notes, the 2015 Notes may be surrendered for conversion until 35 trading days after the actual effective date of the Merger.

Upon conversion of any of the 2015 Notes, Concur will deliver to Holders in respect of each $1,000 principal amount of the 2015 Notes tendered for conversion a settlement amount determined in accordance with the terms of the 2015 Indenture. The conversion rate for the 2015 Notes is 19.1022 shares of Common Stock per $1,000 in principal amount, subject to adjustment pursuant to the terms of the 2015 Indenture. Because the Merger has been consummated, the number of shares of Common Stock that would otherwise have been deliverable upon conversion of the 2015 Notes will instead be deliverable in the form of a cash settlement amount determined based on the number of shares of Common Stock such Holder would have received in accordance with the terms of the 2015 Indenture and a stock price of $129.00 per share.

There will be no adjustment to the conversion rate of the 2015 Notes based upon the fact that the consummation of the Merger constitutes a Make-Whole Fundamental Change under the 2015 Indenture.

0.5% Senior Convertible Senior Notes due 2018

The consummation of the Merger constitutes a Fundamental Change and a Make-Whole Fundamental Change (each as defined in the Indenture dated June 4, 2013 (“2018 Indenture”) between Concur and Wells Fargo, as trustee and paying agent), governing Concur’s 0.5% Convertible Senior Notes due 2018 (the “2018 Notes”). The effective date of each of the Fundamental Change and the Make-Whole Fundamental Change is December 4, 2014, the date of the consummation of the Merger. As a result of the Fundamental Change, each Holder (as defined in the 2018 Indenture) of the 2018 Notes shall have the right to require the Company to repurchase its 2018 Notes as described below. In addition, as a result of the Make-Whole Fundamental Change, Holders who convert their 2018 Notes at any time from and including December 4, 2014 up to, and including, the business day immediately prior to the Fundamental Change Purchase Date (as defined in the 2018 Indenture) (such period, the “Make-Whole Fundamental Change Period”), may be entitled to convert their 2018 Notes at an increased conversion rate as described below. As of December 4, 2014, there was $488.8 million in aggregate principal amount of the 2018 Notes outstanding.

Pursuant to the 2018 Indenture, each Holder has the right, at the Holder’s option, to require the Company to purchase for cash all of such Holder’s 2018 Notes, or any portion thereof that is a multiple of $1,000 principal amount, on the Fundamental Change Purchase Date (as defined in the 2018 Indenture), which shall be not less than 20 calendar days and not more than 35 calendar days following the date of the Fundamental Change Company Notice and which shall be specified by Concur, in accordance with and subject to the satisfaction by the Holder of the requirements set forth in the 2018 Indenture, at a repurchase price equal to 100% of the principal amount of such 2018 Notes, plus any accrued and unpaid interest thereon, to, but excluding, the Fundamental Change Purchase Date.

Notwithstanding a Holder’s right to require Concur to repurchase its 2018 Notes, the 2018 Notes may be surrendered for conversion until 35 trading days after the effective date of the Merger.

Upon conversion of any of the 2018 Notes, Concur will deliver to Holders in respect of each $1,000 principal amount of the 2018 Notes tendered for conversion a settlement amount determined in accordance with the terms of the 2018 Indenture. The conversion rate for the 2018 Notes is 9.5377 shares of Common Stock per $1,000 in principal amount, subject to adjustment pursuant to the terms of the 2018 Indenture. Because the consummation of the Merger constitutes a Make-Whole Fundamental Change, the conversion rate for 2018 Notes surrendered for conversion will be increased in accordance with Section 7.06 of the 2018 Indenture. Because the Merger has been consummated, the number of shares of Common Stock that would otherwise have been deliverable upon conversion of the 2018 Notes will instead be deliverable in the form of a cash settlement amount determined based on the number of shares of Common Stock such Holder would have received in accordance with the terms of the 2018 Indenture and a stock price of $129.00 per share.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the completion of the Merger, on December 4, 2014, Concur notified the NASDAQ Stock Market (“NASDAQ”) that each share of Common Stock issued and outstanding immediately prior to the Effective Time was converted into the right to receive the Merger Consideration, and requested that NASDAQ file with the SEC an application on Form 25 to delist the Common Stock. As of the close of business on December 4, 2014, the Common Stock, which traded under the symbol “CNQR,” ceased trading on, and is being delisted from, NASDAQ. Additionally, Concur intends to file with the SEC a certification and notice of termination on Form 15 with respect to the Common Stock, requesting that such stock be deregistered under the Securities Exchange Act of 1934, as amended (“Exchange Act”), and that the reporting obligations of Concur with respect to the Common Stock under Sections 13(a) and 15(d) of the Exchange Act be suspended.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in Items 2.01 and 3.01 above and Item 5.01 below of this report is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

A change of control of Concur occurred on December 4, 2014 pursuant to the filing of the certificate of merger with the Secretary of State of the State of Delaware, at which time Merger Sub merged with and into Concur. As a result of the Merger, Concur became a wholly-owned subsidiary of Parent, with Parent owning all of the Common Stock.

Parent is required to pay $129.00 per share in cash in exchange for each share of the Common Stock, and the amounts described above with respect to the Options and the applicable Restricted Stock and RSUs, for an aggregate total purchase price (net of acquired cash) of approximately $8.3 billion, including retention-based incentives and cash settlement of the 2015 Notes and the 2018 Notes. The transaction was funded from a credit facility agreement of up to €7 billion with Deutsche Bank AG as mandated lead arranger and Deutsche Bank Luxembourg S.A. as agent to cover the purchase price, target debt refinancing and acquisition related costs. To the knowledge of Concur, except as set forth herein, there are no arrangements, including any pledge by any person of securities of Concur or Parent, the operation of which may at a subsequent date result in a further change in control of Concur.

The information set forth in Items 2.01 and 3.03 above and 5.02 below is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the directors of Merger Sub immediately prior to the Effective Time became the directors of Concur following the Merger. As a result, the following members of Concur’s board of directors resigned pursuant to the Merger Agreement at the Effective Time: S. Steven Singh, Rajeev Singh, Jeffrey T. McCabe, Edward P. Gilligan, Gordon Eubanks, Jeffrey T. Seely and Randall H. Talbot. These resignations were not a result of any disagreement between Concur and the directors on any matter relating to Concur’s operations, policies or practices.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

In connection with the completion of the Merger, pursuant to the terms of the Merger Agreement, at the Effective Time of the Merger, each of the certificate of incorporation of Concur and the by-laws of Concur was amended and restated in its entirety. The Amended and Restated Certificate of Incorporation of Concur Technologies, Inc. and the Amended and Restated By-laws of Concur Technologies, Inc. are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 8.01. Other Events.

On December 4, 2014, Concur and SAP issued a joint press release announcing the completion of the Merger. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Agreement and Plan of Merger, by and among SAP America, Inc., Congress Acquisition Corp. and Concur Technologies, Inc., dated as of September 18, 2014 (filed as Exhibit 2.1 of Concur’s Current Report on Form 8-K filed on September 19, 2014 and incorporated herein by reference).

3.1	Amended and Restated Certificate of Incorporation of Concur Technologies, Inc.

3.2	Amended and Restated By-laws of Concur Technologies, Inc.

99.1	Press Release dated December 4, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Concur Technologies, Inc.

December 4, 2014	By:	/s/ Francis J. Pelzer V
	Name:	Francis J. Pelzer V
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger, by and among SAP America, Inc., Congress Acquisition Corp. and Concur Technologies, Inc., dated as of September 18, 2014 (filed as Exhibit 2.1 of Concur’s Current Report on Form 8-K filed on September 19, 2014 and incorporated herein by reference).

3.1	Amended and Restated Certificate of Incorporation of Concur Technologies, Inc.

3.2	Amended and Restated By-laws of Concur Technologies, Inc.

99.1	Press Release dated December 4, 2014.